UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2006

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities.

As previously reported in the Annual Report on Form 10-K for the year ended December 31, 2005, filed by Vista Gold Corp. (the “Company”) on March 31, 2006, the Company had 21,957,287 common shares outstanding at March 27, 2006. Since that date, the Company has issued an additional 1,203,807 common shares upon exercise of warrants issued by the Company in previous private placements (the terms of which were all reported by the Company contemporaneous with the respective closings thereof), as follows:  The Company issued an aggregate of 1,122,807 common shares at $1.50 per share, for proceeds of $1,684,210.50 (notice of exercise and payment received by the Company on April 12, 2006), upon exercise of warrants issued in September 2002. As well, the Company issued an additional 77,000 common shares at $4.75 per share, for proceeds of $365,750, upon exercise of warrants issued in September 2004; and 4,000 common shares at $4.10 per share, for proceeds of $16,400, upon exercise of warrants issued in September 2005. Upon completion of these common share issuances, the Company has 23,161,094 common shares outstanding.

The foregoing issuances of common shares upon warrant exercises were exempt from the registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Each warrant holder is an “accredited investor” under the Act, and the securities were sold without any general solicitation by the Company. All of the foregoing common shares issued upon warrant exercises have previously been registered with the Commission for resale under the Act on registration statements on Form S-3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: April 18, 2006